UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 2, 2022
Date of Report (date of earliest event reported)

ANGION BIOMEDICA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39990		11-3430072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

51 Charles Lindbergh Boulevard	Uniondale	New York	11553
(Address of Principal Executive Offices)			(Zip Code)
(415) 655-4899
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Matters

On March 2 and 3, 2022, respectively, the Compensation Committee of the Board of Directors (the “Board”) of Angion Biomedica Corp. approved, or the Board approved based upon the recommendations of the Compensation Committee of the Board (the “Committee”), 2022 annual base salaries, and equity awards for Angion’s executive officers (each an “Executive”), as set forth below.

2022 Annual Base Salaries and 2021 Cash Bonuses

Approved the following 2022 annual base salaries, to be effective January 1, 2022. Angion’s Executives did not receive a 2021 discretionary cash bonus.

Executive	Title	2022 Base Salary
Jay Venkatesan	President & Chief Executive Officer	$608,000.00
John Neylan	Executive Vice President, Chief Medical Officer and Head of Research	$485,100.00
Jennifer J. Rhodes	Executive Vice President, Chief Business Officer, General Counsel, Chief Compliance Officer and Secretary	$440,840.00

Equity Awards

Approved the following grants of stock options to purchase shares of Angion’s common stock, pursuant to Angion’s 2021 Incentive Award Plan, for the Executives listed below. Such grants reflect annual awards to the listed executives, and an additional enhanced incentive to the executive officers to drive stockholder value in 2022.

2022 Annual Awards

Executive	Title	Shares Subject to Stock Option Granted
Jay Venkatesan	President & Chief Executive Officer	600,000
John Neylan	Executive Vice President, Chief Medical Officer and Head of Research	175,000
Jennifer J. Rhodes	Executive Vice President, Chief Business Officer, General Counsel, Chief Compliance Officer and Secretary	175,000
Greg Curhan	Chief Financial Officer*	100,000

The stock options granted to Dr. Neylan, Ms. Rhodes and Mr. Curhan as an annual award have an exercise price per share of $1.99, the closing price of Angion’s common stock on the date of grant, March 2, 2022, and vest in equal monthly installments over four years. The stock option granted to Dr. Venkatesan has an exercise price per share of $1.94, the closing price of Angion’s common stock on the date of grant, March 3, 2022, and vests in equal monthly installments over four years.

Enhanced Award

Executive	Title	Shares Subject to Stock Option Granted
Jay Venkatesan	President & Chief Executive Officer	160,000
John Neylan	Executive Vice President, Chief Medical Officer and Head of Research	100,000
Jennifer J. Rhodes	Executive Vice President, Chief Business Officer, General Counsel, Chief Compliance Officer and Secretary	100,000

The stock options granted to Dr. Venkatesan, Dr. Neylan, and Ms. Rhodes as an enhanced award have an exercise price per share of $1.99, the closing price of Angion’s common stock on the date of grant, March 2, 2022, and vest in equal parts on July 31, 2022 and December 31, 2022, respectively. The stock option granted to Dr. Venkatesan has an exercise price per share of $1.94, the closing price of Angion’s common stock on the date of grant, March 3, 2022, and vests in equal parts on July 31, 2022 and December 31, 2022, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGION BIOMEDICA CORP.

	By:	/s/ Jennifer J. Rhodes
Date: March 4, 2022		Jennifer J. Rhodes Executive Vice President, Chief Business Officer, General Counsel, Chief Compliance Officer and Secretary